                                     Z-AXIS CORPORATION
                              7395 E. Orchard Road, Suite 100
                             Greenwood Village, Colorado 80111

                          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               To be held: September 27, 2002

To the Shareholders of Z-Axis Corporation:

Notice  is  hereby  given  of the  Annual  Meeting  of  Shareholders  of  Z-Axis
Corporation  (the  "Company"),  a  Colorado  corporation,  to be held at  Z-Axis
Corporation,  7395 E. Orchard Road, Suite 100,  Greenwood  Village,  Colorado on
September 27, 2002 at 3:00 p.m. for the following purposes:

     1.   To elect directors of the Company for the ensuing corporate year

     2.   To  consider  such  other  matters  as may  properly  come  before the meeting.

Only  shareholders  of  record  at the close of  business  on July 31,  2002 are entitled to be notified of and to vote at the meeting.

It is important  that your shares be  represented  at the meeting.  The Board of
Directors of the Company  extends a cordial  invitation to all  shareholders  to attend and recommends that you execute and mail the enclosed Proxy in the return envelope as promptly as possible.  Shareholders who attend the meeting in person may revoke their proxies and vote in person.

                        By Order of the Board of Directors

                        Marilyn T. Heller, Secretary
                        Englewood, Colorado
                        July 31, 2002

                                     Z-AXIS CORPORATION
                              7395 E. Orchard Road, Suite 100
                             Greenwood Village, Colorado 80111

                                      PROXY STATEMENT

This  Proxy  Statement  is  being  furnished  to  the   shareholders  of  Z-Axis
Corporation  (the "Company") in connection with the solicitation by the Board of
Directors  of the  Company  of  proxies  to be voted at the  Annual  Meeting  of
Shareholders  to be held on September 27, 2002.  The  approximate  date on which this Proxy  Statement and the form of proxy are first to be sent or given to the shareholders is August 30, 2002.  Some of the officers and regular  employees of the Company, without additional compensation,  may solicit proxies personally or by telephone, if deemed necessary. The cost of solicitation will be borne by the
Company.  A shareholder may revoke a proxy previously given by him or her at any time  prior to its use,  by  giving  written  notice of such  revocation  to the
Secretary of the Company.  All proxies received by the Board of Directors of the
Company and not revoked will be voted at the meeting.

Except as described  below,  shareholders  of record at the close of business on
July 31, 2002, will be entitled to one vote per share on all business transacted at the  meeting.  If  one-third  of the  outstanding  shares are  present at the meeting in person or represented by proxy and entitled to vote, such shares will constitute a quorum.  Each matter coming before the Annual Meeting  requires for approval  the  affirmative  vote of the  majority  of the quorum  present at the meeting, in person or by proxy and entitled to vote. At the close of business on
July 31,  2002,  there were  3,825,000  shares of the common  stock  ($0.001 par value) entitled to vote.

Proposal #1: Election of Directors

THE BOARD OF  DIRECTORS  RECOMMENDS  THAT  SHAREHOLDERS  VOTE  "FOR" EACH OF THE
PERSONS NOMINATED BY THE BOARD OF DIRECTORS

The following  persons have been nominated to serve on the Board of Directors of the Company until the next Annual Meeting of Shareholders: Steven H. Cohen, Alan
Treibitz,  Stephanie  Kelso,  Marilyn  T.  Heller,  Marvin A. Davis and James E.
Pacotti,  Jr. If one or more of the current  nominees at the time of the meeting is unable to serve or for good cause will not serve,  the shares  represented by the  proxies  solicited  by the Board of  Directors  will be voted for the other directors who are nominated and for any substitute  nominee(s) designated by the
Board of Directors.

                             NOMINEES TO THE BOARD OF DIRECTORS

The Company's existing Board of Directors consists of six members.  Officers and directors are elected annually and serve until their  respective  successors are elected.  The  Company's  Board of Directors  has two standing  committees.  The
Compensation  Committee  consists of Dr. Cohen,  Mr. Davis and Mr. Pacotti.  The
Compensation  Committee has general responsibility for all employee compensation and benefit matters,  including recommendation to the full Board on compensation of officers and benefit plans.  The  Compensation  Committee met once during the fiscal year ended March 31, 2002.  The Audit  committee was  established in June
2002 and consists of Mr. Treibitz and Mr. Davis. The Audit Committee reviews the results of the annual audit  performed by the independent  auditors,  as well as their independence,  professional  services and fees and recommends retention or discharge to the Board of Directors.  The Board has determined  that all members of the Audit  Committee are  "independent".  As the audit committee was recently appointed, additional disclosures related to this committee are not pertinent at this time.

The Board of Directors  held three  meetings  during the fiscal year ended March
31, 2002. All members of the Board were present at each meeting.

The following  table sets forth the name and age of each nominee to the Board of
Directors and any other position held with the Company:

Name of individual           Age                 Office or position
--------------------------------------------------------------------------------
Steven H. Cohen              66                  Chairman of Board of Directors
Alan Treibitz                50                  Chief Operating Officer,
                                                  Chief Financial Officer,
                                                  Treasurer, Director
Stephanie S. Kelso           51                  President, Director
Marilyn T. Heller            72                  Secretary, Director
Mr. Marvin A. Davis          64                  Director
Mr. James E. Pacotti, Jr.    55                  Director
--------------------------------------------------------------------------------

Background information

Background   information   concerning  the  principal  occupation  and  business
experience of the officers and directors of the Company is presented below:

Steven H. Cohen served as Chief Executive Officer from March 1993 to March 2001, as President from June 1983 to March 1993 and as a Director since June 1983. Mr.
Cohen retired in March 2001 from the Chief Executive Officer  position,  however he  continues  to serve as Chairman of the Board of  Directors  and provides his expertise  to the Company.  He received a Ph.D.  degree from the  University  of
Denver in 1973 and a bachelor's and a master's degree from St. Louis  University in 1958 and 1965, respectively. Dr. Cohen is married to Ms. Heller.

Alan Treibitz served as Chief Operating Officer and President from March 1993 to
March 2001, and as Chief Financial Officer, Treasurer and Director since October
1983. In March 2001, Mr. Treibitz began serving as Chief Executive  Officer.  He received a  bachelor's  degree  from  Pomona  College in 1974.  Mr.  Treibitz is married to Ms. Heller's daughter.

Marilyn T. Heller has served as Secretary and Director  since October 1983.  She received a bachelor's degree from the University of Denver in 1967. From 1981 to
1991, she was a marketing representative at Bank Western of Denver. From 1992 to
1993,  she was Marketing  Director at Health Mark,  Inc. Ms. Heller devotes such time to the affairs of the Company as is necessary  to  discharge  her duties as
Secretary and Director. Ms. Heller is married to Dr. Cohen.

Mr.  Marvin A. Davis has served as  Director  since  April  1997.  He received a bachelor's degree and MBA from Washington University. He is currently serving as
Managing Partner of Grisanti,  Galef & Goldress,  a crisis  management firm that has assisted many of the foremost buy-out firms in the United States.  From 1995 through  2001,  Mr.  Davis  served as  Chairman,  CEO and  President  of Datamax
Corporation,  a manufacturer of bar code printers.  From 1962 to 1992, Mr. Davis has served in senior executive  management and consulting positions with several different  organizations in various  industries.  Mr. Davis has authored several publications  and articles that have appeared in journals such as Business Week,
Wall Street Journal and CEO Magazine.

Mr. James E. Pacotti, Jr. has served as Director since April 1997. He received a bachelor's  degree from Colorado  State  University and  Distinguished  Military
Graduate Honors.  He serves as Regional Manager of WhiteCross  Systems,  Inc., a software development company specializing in data mining software  applications, since June 1998.  From December 1975 to June 1998, Mr. Pacotti served in various senior  exective  management  and sales  positions in the computer  software and hardware  industry.  From August 1968 to November  1973, Mr. Pacotti served as a
Captain in the United States Army.

Stephanie S. Kelso served as Vice President, Sales and Marketing from April 1995 to May 2001 and as Director,  Sales and  Marketing  from  February 1993 to March
1995.  In May 2001,  Ms. Kelso was promoted to  President.  Prior to joining the
Company in 1993,  Ms.  Kelso was the  General  Manager  of a  national  computer graphics company. Ms. Kelso received a bachelor's degree from Indiana University in 1974 and a Master of Arts in 1976.

Employment Agreements

The  Company has  entered  into  employment  agreements  with Dr.  Cohen and Mr.
Treibitz.  The agreements  provide for each of them to assign to the Company all rights  to  inventions  and  other  matters  developed  in the  course  of their employment.  The agreements  also provide that they may not,  during the term of their  employment or for two years  thereafter,  accept or perform any work that directly or indirectly  interferes in any way with the work or  relationship  of the Company with its customers or other employees.  They have agreed to maintain the  confidentiality  of  Company  information  and not to compete  directly  or indirectly through the use of proprietary information for one year following the termination of their employment for any reason. The employment agreements may be terminated  by either the  Company or the  individual  upon  thirty  days notice without cause or without prior notice for cause,  including a material breach of the agreement.  Compensation under the agreements is determined  annually by the
Compensation Committee of the Board of Directors.

Executive compensation

The following table sets forth the aggregate  remuneration earned and accrued by the  Company  for the fiscal  years  ended March 31, 2002 and 2001 for the Chief
Executive  Officer and the Chief  Operating  Officer of the Company on March 31,
2002:

                                                                              Other
                                      Fiscal         Salary       Bonus    Compensation
Name and principal position            Year           ($)          ($)          ($)
---------------------------------------------------------------------------------------

Alan Treibitz,
  Chief Executive Officer,             2002         135,360          0          0
  Chief Operating Officer,             2001         110,690     15,080          0
  Chief Financial Officer

 Stephanie Kelso,                      2002         110,280      8,000          0
  President, Director, Officer         2001          95,404      2,320          0

The bonuses earned by Mr.  Treibitz and Ms. Kelso during fiscal year ended March
31, 2001 were awarded under an ongoing program,  which is authorized annually by the Board of  Directors  and  administered  by the  Compensation  Committee  for attaining  certain  profit or other  goals.  There we no bonuses  earned  during fiscal year ended March 31, 2002. Mr.  Treibitz and Ms. Kelso do not participate in decisions regarding their own compensation.

Options granted in the last fiscal year

The following table sets forth certain information  regarding options granted to the Chairman of the Board of Directors,  Chief  Executive  Officer and President
for the fiscal year ended March 31, 2002:

                             Percent
                 Number      of total
                   of        options                            Potential realizable
                securities   granted     Exercise                 value at assumed
                underlying      to       price per                annual rates of
                 options    employees      share    Expiration      stock price
                 granted    in fiscal    ($/share)    date        appreciation for
     Name          (#)       year (%)       (1)                    option terms (2)
------------------------------------------------------------------------------------
                                                                    5%        10%
                                                              ----------------------

Steven H. Cohen    5,000       34%        $0.0770   04/01/2007     $ 62       $179

Alan Treibitz      5,000       33%        $0.0770   04/01/2007     $ 62       $179

Stephanie Kelso    5,000       33%        $0.0700   04/01/2012     $220       $558

(1)  The  exercise  price per share of granted  options  for Steven H. Cohen and
     Alan  Treibitz  was equal to 110% of the fair  market  value of the  Common
     Stock  on the date of the  grant as  reported  on the  Electronic  Bulletin
     Board.  The exercise  price per share of granted  options for Ms. Kelso was equal to 100% of the fair market  value of the Common  Stock on the date of the grant as reported on the Electronic  Bulletin  Board.  The options were granted on April 1, 2002 for Board of Directors  service  during the fiscal year ended March 31, 2002.

(2)  The  potential  realizable  value  is  calculated  based on the term of the option  (5 years or 10  years).  It is  calculated  assuming  that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option  and that the  option is  exercised  and sold on the last day of its term for the appreciated stock price.

Aggregate option exercises in last fiscal year and fiscal year end option values

The following table sets forth  information  with respect to (i) the exercise of stock  options  by the  Chairman  of the  Board,  Chief  Executive  Officer  and
President  during  the  fiscal  year ended  March 31,  2002,  (ii) the number of securities  underlying  unexercised  options  held by the Chairman of the Board,
Chief  Executive  Officer and President as of March 31, 2002 and (iii) the value of unexercised  in-the-money  options  (i.e.,  options for which the fair market value of the Common Stock ($0.0700 at March 31, 2002 exceeds the exercise price)
as of March 31, 2002:

                                Number of unexercised        Value of unexercised
                                options at fiscal year      in-the-money options at
                                         end                fiscal year end ($) (1)
                               ------------------------------------------------------
                     Shares
                   Acquired to
     Name           Exercise   Exercisable  Unexercisable  Exercisable  Unexercisable
-------------------------------------------------------------------------------------

Steven H. Cohen        0         14,167        13,333        $ 0          $ 6

Alan Treibitz          0         14,167        13,333        $ 0          $ 6

Stephanie Kelso        0         6,000          5,000        $ 0          $ 0
------------------------------------------------------------------------------

(1)  Based on the fair  market  value of the Common  Stock as of March 31,  2001
     ($0.0700)  minus the  exercise  price,  multiplied  by the number of shares underlying the option.

(2)  Unexercisable options include options granted on April 1, 2002 for Board of
     Directors service during the fiscal year ended March 31, 2002.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned  by each  owner  of 5% or  more of the  Company's  common  stock,  by each director and by all  director's  and officers as a group,  and the percentage of the  outstanding  common  stock owned by such  persons and by such group,  as of
March 31,  2002.  For  purposes of this  presentation,  beneficial  ownership is deemed  to be the  possession  of sole  voting  and  investment  powers,  unless otherwise indicated.

Name and address of               Shares of common
stock beneficial                    beneficially          Percent of
owner                                  owned             common stock
---------------------------------------------------------------------
Steven H. Cohen (1)                  596,855                15.6%
7395 E. Orchard Road, Suite 100
Greenwood Village, CO 80111

Valerie L. Switzer (2)               398,391                10.4%
19882 East Geddes Place
Aurora, CO 80016

Gold C Enterprises, Inc.             411,250                10.7%
1670 York Street
Denver, CO 80206

Alan Treibitz (3)                    402,558                10.5%
7395 E. Orchard Road, Suite 100
Greenwood Village, CO 80111

Marilyn T. Heller (1)                164,642                 4.3%
4530 South Verbena
Denver, CO 80237

Stephanie S. Kelso (4)                66,000                 1.7%
7395 E. Orchard Road, Suite 100
Greenwood Village, CO 80111

All officers and directors as
a group (6 persons)                1,235,055                 32.1%
----------------------------------------------------------------------

(1)  Dr. Cohen and Ms.  Heller  disclaim  beneficial  ownership of the Company's common stock owned by the other. Dr. Cohen's shares of common stock include currently  exercisable stock options to purchase 5,000 shares at $0.275 per share  until  March 2003 and 7,500  shares at $0.2063  until March 2004 and
     1,667 shares at $0.412 until March 2005.

(2)  Includes  213,332  shares of common  stock  owned by Mrs.  Switzer's  minor children of which Mrs. Switzer is beneficial owner.

(3)  Mr. Treibitz's  shares of common stock include currently  exercisable stock options to purchase  5,000  shares at $0.275 per share until March 2003 and
     7,500  shares at $0.2063  until March 2004 and 1,667 shares at $0.412 until
     March 2005.

(4)  Ms.  Kelso's  shares of common stock include  currently  exercisable  stock options to purchase 6,000 shares at $0.1875 per share until March 2004.

                                   SHAREHOLDER PROPOSALS

Shareholders may submit proposals for inclusion,  under certain  conditions,  in the  2003  Proxy  Statement  for  consideration  at  the  2003  Annual  Meeting.
Shareholders'  proposals  must be received  at the  Company's  corporate  office before March 31, 2003, for inclusion in the 2003 proxy material.

                                   AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors as two members, one of which is an independent director. The current Audit Committee members are Mr. Alan Treibitz,
Chair of the Committee and Mr. Marvin Davis.  During fiscal year ended March 31,
2003, the Board of Directors will ensure that all members of the Audit Committee are independent directors as required by the American Stock Exchange.  The Audit
Committee provides this report to the shareholders.

The  Committee's  principal  function  is to  oversee  the  Company's  financial reporting process on behalf of the Board of Directors.  The Company's management has the primary  responsibility  for reviewing our financial  statements and our reporting  process,  including the  Company's  system of internal  controls.  In carrying out its duties,  the Committee provides an open avenue of communication between the Board of Directors,  management and the Company's independent public accountants.  Our independent public  accountants are ultimately  accountable to the Board and the Committee and are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting  principals.  The Audit  Committee  Charter,  adopted by the Board of
Directors, specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities.  Copies of the Charter are available to the Company's shareholders of record upon written request to the Company.

The Audit Committee has reviewed and discussed the audited financial  statements of the  Company  for the fiscal  year ended  March 31,  2002 with the  Company's management  and  independent  accountants.  The Audit  Committee  discussed with
Ehrhardt Keefe Steiner & Hottman,  PC, our independent  public  accounting firm, the matters  required to be discussed by Statement on Auditing  Standards No. 61
(Communications  with Audit  Committees).  The Audit Committee has also received and  reviewed  the written  disclosures  and letter  from that firm  required by
Independence Standards Board Standard No. 1 (Independence  Discussion with Audit
Committees) and has discussed its independence with representatives of the firm.

Based upon the above review and discussions,  the Audit Committee recommended to the Board of Directors  the inclusion of the  Company's  2002 audited  financial statements in our 2002 Annual Report on form 10-K for filing with the  Securities and Exchange Commission.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors  has  appointed  Ehrhardt  Keefe  Steiner & Hottman,  PC, independent public accountants to audit the Company's  financial  statements for the 2003 fiscal year and recommends that the Company's  shareholders ratify such appointment. The same firm audited the Company's financial statements for fiscal year ended March 31, 2002.  Representatives  of Ehrhardt Keefe Steiner & Hottman
PC are  expected  to be  present  at the  Annual  Meeting,  and  will  have  the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.

Ehrhardt Keefe Steiner & Hottman, PC billed the Company the amount of audit fees identified in the table below for professional  services  rendered for the audit of our annual financial  statements for the fiscal year ended March 31, 2002 and the review of quarterly  financial  statements included in our Quarterly Reports on Form 10-QSB filed  during the year.  In  addition,  during  fiscal year ended
March 31,  2002,  Ehrhardt  Keefe  Steiner &  Hottman,  PC  billed  the  amounts identified  below  as All  Other  Fees  for  tax-related  consulting  and  other professional services.

              Fees Billed by Auditors during Fiscal Year Ended March 31, 2002

            Audit Fees                          $ 22,151
            All Other Fees                      $  4,715

The Audit  Committee  of the  Board of  Directors  has  considered  whether  the provision  of the services  represented  by All Other Fees in the table above is compatible with maintaining our accountant's  independence.  The Audit Committee concluded that our  accountant's  independence  was not compromised by providing these services.

The Board of  Directors  recommends  a vote "FOR" the  ratification  of Ehrhardt
Keefe Steiner & Hottman, PC to audit the Company's financial  statements for the fiscal  year ended  March 31,  2003.  Such  appointment  shall be  ratified if a plurality of the shares voted on the proposal at the Annual Meeting are voted in favor of the appointment.

                                       OTHER MATTERS

The Board of Directors  knows of no other business to be presented at the Annual
Meeting. If other matters do come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote each proxy in accordance with their best judgment on such matters.

                                       ANNUAL REPORT

The  Company's  2002 Annual Report to  Shareholders  is enclosed with this Proxy
Statement.

              IF YOU CAN NOT ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND
                             PROMPTLY MAIL THE ENCLOSED PROXY.

Marilyn T. Heller, Secretary
Englewood, Colorado
August 31, 2002